UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 1, 2011

Date of Report (Date of earliest event reported)

PRGX Global, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	0-28000	58-2213805
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Galleria Parkway, Suite 100 Atlanta, Georgia	30339 - 5949
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code): 770-779-3900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 1, 2011, PRGX Global, Inc. (“PRGX”) and its wholly owned subsidiary PRGX Commercial LLC (“PRGX Commercial” and, collectively with PRGX, the “PRGX Parties”) entered into an agreement (the “Acquisition Agreement”) to acquire Business Strategy, Inc. (“BSI”), Strategic Document Solutions, LLC (“SDS”) and certain related assets. BSI is a provider of recovery audit and related procure-to-pay process improvement services for commercial clients. SDS is a provider of customized software solutions and outsourcing solutions to improve back office payment processes. As part of the transaction, the portion of BSI’s business that provides commercial accounts payable recovery audit services to healthcare providers was separated from the acquired company and was not acquired in the transaction due to potential conflicts with PRGX’s existing healthcare claims recovery audit business, which is focused on services to healthcare payers.

Under the terms of the Acquisition Agreement, the aggregate consideration paid at closing by the PRGX Parties was $6.0 million, consisting of $2.5 million in cash and 640,614 shares of PRGX common stock having a value of $3.5 million (based upon the average closing price of PRGX common stock for the twenty (20) consecutive full trading days prior to closing). A portion of the common stock issued at closing is being held in escrow to secure potential indemnification claims. In addition, the PRGX Parties may be required to pay earnout consideration of up to $5.5 million over a period of two years, based on the performance of the acquired businesses following closing. Any earnout payments will be made in a combination of cash and shares of PRGX common stock. Finally, the PRGX Parties may be required to pay commissions of up to $8.0 million, payable in cash over a period of two years, based on certain net cash fee receipts from a particular recovery audit claim at one client.

The foregoing description of the Acquisition Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Acquisition Agreement, a copy of which is attached hereto as Exhibit 2.1.

Item 3.02	Unregistered Sales of Equity Securities

The information disclosed in Item 1.01 of this current report is incorporated in this Item 3.02 by reference. All of the shares of PRGX common stock issued pursuant to the Acquisition Agreement were offered and sold by PRGX pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) thereof and the provisions of Regulation D, promulgated thereunder.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The	following exhibits are filed herewith:

2.1*	Acquisition Agreement dated December 1, 2011, among PRGX Global, Inc., PRGX Commercial LLC, Business Strategy, Inc., Strategic Document Services, LLC, DD&C Investments, L.L.C., Charles Fayon, Daniel Geelhoed and Dennis VanDyke

99.1	Press Release dated December 1, 2011

*Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to the agreement have not been filed herewith. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRGX Global, Inc.

By:	/s/ Victor A. Allums
Victor A. Allums
Senior Vice President, Secretary and General Counsel

Dated: December 2, 2011

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Acquisition Agreement dated December 1, 2011, among PRGX Global, Inc., PRGX Commercial LLC, Business Strategy, Inc., Strategic Document Services, LLC, DD&C Investments, L.L.C., Charles Fayon, Daniel Geelhoed and Dennis VanDyke

99.1	Press Release dated December 1, 2011

*Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to the agreement have not been filed herewith. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.